UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 12, 2019

KANSAS CITY SOUTHERN
(Exact name of registrant as specified in its charter)

Delaware	1-4717	44-0663509
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	file number)	Identification Number)

427 West 12th Street, Kansas City, Missouri 64105
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:
(816) 983-1303

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Preferred Stock, Par Value $25 Per Share, 4%, Noncumulative	KSU	New York Stock Exchange
Common Stock, $.01 Per Share Par Value	KSU	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

The information in Item 8.01 is incorporated by reference herein. A copy of the press release relating to the information in Item 8.01 is furnished herewith as Exhibit 99.1 and incorporated by reference herein.
Michael W. Upchurch, Executive Vice President and Chief Financial Officer for Kansas City Southern, will discuss the company’s new capital allocation policy when he addresses the 2019 Stephens Nashville Investment Conference at 4:15 p.m. eastern time on Wednesday, November 13, 2019. Interested investors not attending the conference may listen to the presentation via a simultaneous webcast on KCS’ website at http://investors.kcsouthern.com.
The information included in this Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 7.01 and in Exhibit 99.1 to this Current Report on Form 8-K shall not be incorporated by reference into any filing with the Securities and Exchange Commission made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 8.01 Other Events.

On November 12, 2019, Kansas City Southern (the “Company”) announced its new capital allocation policy (the “Policy”) that was approved by the Company’s Board of Directors (the “Board”). Pursuant to that Policy, over the next three years, the Company intends to deploy available cash in the following manner:
•Approximately 40-50% to capital projects and strategic investments; and
•Approximately 50-60% to share repurchases and dividends.
In addition, from time to time, the Company also plans to prudently use additional debt to support the Policy and intends to manage its Debt-to-EBITDA ratio in the low 2x range consistent with its current ratings of BBB from Standard & Poor’s and Fitch Ratings and Baa2 from Moody’s.
In connection with this new Policy, the Board also approved the following actions:
•An increase in the quarterly dividend on KCS’s common stock from $0.36 to $0.40 per share. The Board declared a common stock dividend for this increased amount payable on January 22, 2020, to stockholders of record at the close of business on December 31, 2019, and
•A new $2.0 billion share repurchase program, expiring December 31, 2022. This new program replaces the $800 million stock repurchase announced in 2017 under which the Company purchased approximately $741 million of Company stock.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated November 12, 2019 issued by Kansas City Southern entitled “Kansas City Southern Announces New Capital Allocation Policy”.
104	Cover page information from Kansas City Southern’s Current Report on Form 8-K filed on November 12, 2019, formatted in iXBRL (Inline Extensible Business Reporting Language) and included as Exhibit 101.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kansas City Southern
Date: November 12, 2019

By:	/s/ Adam J. Godderz
Name:	Adam J. Godderz
Title:	General Counsel & Corporate Secretary